UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 15, 2009

INTEGRA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code		(812) 464-9677

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure

On April 15, 2009, Integra Bank Corporation (the “Company”) held its annual meeting of shareholders.  There were 20,744,856 shares of common stock outstanding on the February 19, 2009, record date that were entitled to vote at the meeting.  There were 16,391,994 shares voted in person or by proxy.

All nominees were elected and the five other proposals were approved by significant majorities, as detailed below.

The following directors received votes as noted and were elected to terms to expire in 2010:

ELECTION OF DIRECTORS
Name	For	Withheld
Michael J. Alley	14,553,432	1,838,563
Sandra Clark Berry	14,574,459	1,817,536
Robert L. Goocher	14,540,275	1,851,720
Thomas W. Miller	14,334,197	2,057,798
Arthur D. Pringle, III	13,668,735	2,723,259
Bradley M. Stevens	13,436,608	2,955,386
Richard M. Stivers	14,309,324	2,082,670
Michael T. Vea	13,433,739	2,958,255
Daniel T. Wolfe	14,581,722	1,810,273

Dr. H. Ray Hoops is currently serving as a director with a term that will expire at the 2010 annual meeting of shareholders.

The shareholders approved the amendment to increase the number of authorized shares of common stock from 29,000,000 to 129,000,000 as follows:

AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
For	Against	Abstain
12,531,269	3,590,535	270,189

The shareholders approved the issuance of common stock upon exercise of the warrant issued to the Treasury Department under its Capital Purchase Program as follows:

ISSUANCE OF COMMON STOCK PURSUANT TO THE WARRANT ISSUED
For	Against	Abstain
10,855,004	1,635,223	181,428

The shareholders approved the advisory (non-binding) proposal concerning the Company’s executive compensation program as follows:

ADVISORY (NON-BINDING) PROPOSAL CONCERNING OUR EXECUTIVE COMPENSATION PROGRAM
For	Against	Abstain
14,156,091	2,097,988	137,914

The shareholders approved an amendment to the Integra Bank Corporation 2007 Equity Incentive Plan as follows:

AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN
For	Against	Abstain
9,996,811	2,511,300	163,542

The shareholders approved the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2009 as follows:

RATIFICATION OF CROWE HORWATH LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
For	Against	Abstain
15,410,170	660,177	321,646

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2009

INTEGRA BANK CORPORATION

By:	/s/ Martin M. Zorn
Martin M. Zorn
Chief Operating Officer and
Chief Financial Officer